Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy A. Bonang,
Manager of Investor Relations
(617) 796-8149
www.fivestarqualitycare.com

Five Star
Results for the Periods Ended September 30, 2006
____________________________________

Newton, MA (November 9, 2006). Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the periods ended September 30, 2006.

Results for the quarter ended September 30, 2006:

Income from continuing operations was $5.8 million for the quarter ended September 30, 2006, compared to a loss from continuing operations of $(83.4) million for the same period in 2005. Income (loss) from continuing operations per share for the quarters ended September 30, 2006 and 2005 was $0.18 and $(5.58), respectively.

During the third quarter of 2005, Five Star terminated 12 management agreements with Sunrise Senior Living, Inc. (NYSE: SRZ) and recognized a related termination charge of $81.5 million. To fund a portion of this termination charge, Five Star entered a sale leaseback transaction for six assisted living communities. As a result of the sale leaseback transaction, Five Star recorded a $2.3 million asset impairment charge in the third quarter of 2005 primarily relating to transaction costs. Also, during the third quarter of 2005, Five Star’s former insurance providers notified it of approximately $2.1 million of insurance costs related to prior periods and Five Star recorded these costs as an expense. In the aggregate, these items totaled $85.9. Without these charges, Five Star would have reported income from continuing operations and income per share from continuing operations in the third quarter of 2005 of $2.5 million and $0.17, respectively. We believe these adjusted amounts are a meaningful disclosure that may help shareholders to compare better our results of operations for the third quarter of 2005 to the same period in 2006. (See page 6 of the Supplemental Information attached hereto for a reconciliation of these adjusted amounts.)

Results for the nine months ended September 30, 2006:

The loss from continuing operations was $77.5 million for the nine months ended September 30, 2006, compared to a loss from continuing operations of $79.0 million for the same period in 2005. Loss from continuing operations per share for the nine months ended September 30, 2006 and 2005 was $2.81 and $6.01, respectively. Without the charge related to the termination of the 10 Sunrise management agreements, Five Star would have reported income from continuing operations and income per share from continuing operations for the nine months ended September 30, 2006 of $12.4 million and $0.45, respectively. We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the nine months ended September 30, 2006. (See page 6 of the Supplemental Information attached hereto for a reconciliation of these adjusted amounts.)

Occupancy and Average Daily Rate:

Five Star’s total occupancy for the quarters ended September 30, 2006 and 2005 was 91%. Occupancy for communities that Five Star has operated continuously since July 1, 2005 was 91% for the quarters ended September 30, 2006 and 2005.

The average daily rate for the quarter ended September 30, 2006 was $127, compared to $126 for the same period in 2005. The average daily rate for communities that Five Star has operated continuously since July 1, 2005 was $132 for the quarter ended September 30, 2006, compared to $127 for the same period in 2005.

Conference Call:

On Thursday, November 9, 2006 at 4:30 p.m. Eastern Time, Evrett W. Benton, president and chief executive officer, and Bruce J. Mackey Jr., treasurer and chief financial officer, will host a conference call to discuss the financial results for the periods ended September 30, 2006. Following the Company’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 310-1961. Participants calling from outside the United States and Canada should dial (719) 457-2692. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Wednesday, November 15, 2006. To hear the replay, dial (719) 457-0820. The replay pass code is 8401961.

A live audio webcast of the conference call will also be available in a listen only mode on the Company’s web site at www.fivestarqualitycare.com. Participants wanting to access the webcast should visit the Company’s web site about five minutes before the call. The archived webcast will be available for replay on the Company’s web site for about one week after the call.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a healthcare services company which operates healthcare and senior living communities. Five Star owns, leases and operates 161 senior living communities with over 18,000 separate living units located in 29 states. These communities include independent living, assisted living and skilled nursing communities. Five Star operates five institutional pharmacies, one of which also provides mail order pharmaceuticals to the general public. Five Star commenced operations at two rehabilitation hospitals on October 1, 2006. Five Star is headquartered in Newton, Massachusetts.

Supplemental Information, page 1of 6

FIVE STAR QUALITY CARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Revenues:
Net revenues from residents	$187,575	$177,342	$552,973	$518,138
Pharmacy revenue	14,274	10,286	38,684	22,641
Total revenues	201,849	187,628	591,657	540,779

Operating expenses:
Wages and benefits	97,139	92,040	283,447	266,900
Other operating expenses	44,974	45,890	140,047	131,094
Pharmacy expenses	14,146	9,881	37,335	21,332
Management fee to Sunrise Senior Living, Inc. (“Sunrise”)	1,400	5,672	7,792	16,911
Termination expense for certain Sunrise management agreements	-	81,536	89,833	81,536
Rent expense	27,112	24,712	79,675	73,171
General and administrative	8,358	6,467	22,993	19,169
Depreciation and amortization	2,559	1,901	7,120	5,284
Impairment of assets	-	2,333	-	2,333
Total operating expenses	195,688	270,432	668,242	617,730

Operating income (loss)	6,161	(82,804)	(76,585)	(76,951)
Interest and other income	413	451	1,553	1,017
Interest expense	(786)	(1,164)	(2,419)	(3,024)

Income (loss) income from continuing operations before income taxes	5,788	(83,517)	(77,451)	(78,958)
Benefit for income taxes	-	(73)	-	-
Income (loss) from continuing operations	5,788	(83,444)	(77,451)	(78,958)
Loss from discontinued operations (1)	(2,592)	(930)	(4,884)	(2,996)

Net income (loss)	$3,196	$(84,374)	$(82,335)	$(81,954)

Weighted average shares outstanding	31,585	14,949	27,584	13,143

Basic and diluted income (loss) per share from:
Continuing operations	$0.18	$(5.58)	$(2.81)	$(6.01)
Discontinued operations(1)	(0.08)	(0.06)	(0.18)	(0.23)
Net income (loss) per share	$0.10	$(5.64)	$(2.99)	$(6.24)

EBITDA(2):
Net income (loss)	$3,196	$(84,374)	$(82,335)	$(81,954)
Add: income taxes	-	(73)	-	-
Add: depreciation and amortization	2,559	1,901	7,120	5,284
Add: interest expense	786	1,164	2,419	3,024
Add: loss from discontinued operations	2,592	930	4,884	2,996
Less: interest and other income	(413)	(451)	(1,553)	(1,017)
EBITDA(2)	$8,720	$(80,903)	$(69,465)	$(71,667)

(1)
For the three and nine months ended September 30, 2006, $2.5 million or $0.08 per share and $3.4 million or $0.12 per share, respectively, of these losses arose from two nursing homes which were sold on November 1, 2006. The remainder of these losses arose from another nursing home currently being offered for sale.

(2)
We consider earnings before interest, taxes, depreciation and amortization, or EBITDA, to be an indicative measure of our operating performance. EBITDA is also useful in measuring our ability to service debt, fund capital expenditures and expand our business. We believe that EBITDA is a meaningful disclosure that may help shareholders to understand better our financial performance, including comparing our performance to other companies. However, EBITDA as presented may not be comparable to amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States of America.

Supplemental Information, page 2 of 6

FIVE STAR QUALITY CARE, INC.
SELECTED BALANCE SHEET DATA
(dollars in thousands)

	At September 30,	At December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$23,250	$16,729
Accounts receivable, net of reserve	50,374	46,124
Prepaid expenses and other current assets	45,496	32,027
Total current assets	119,120	94,880

Property and equipment, net	108,307	96,743
Other long term assets	38,123	37,317
Total assets	$265,550	$228,940

Liabilities and Shareholders’ Equity
Current liabilities	$93,445	$89,968
Long term liabilities	27,136	25,465
Mortgage notes payable, long term	44,285	44,703
Shareholders’ equity: 31,584,934 and 20,060,934 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	100,684	68,804
Total liabilities and shareholders’ equity	$265,550	$228,940

Supplemental Information, page 3 of 6

FIVE STAR QUALITY CARE, INC.
COMMUNITY OPERATING DATA (1)
(dollars in thousands, except average daily rate)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

No. of communities (end of period)	156	151	156	151
No. of living units (end of period)	17,593	16,810	17,593	16,810

Occupancy	91%	91%	91%	90%
Average daily rate (ADR)	$127	$126	$127	$126
ADR % growth	1%	--	1%	--

Percent breakdown of net revenues from residents:
Medicare	15%	14%	16%	16%
Medicaid	19%	19%	19%	19%
Private	66%	67%	65%	65%
Total	100%	100%	100%	100%

Net revenues from residents	$187,575	$177,342	$552,973	$518,138
Net revenues from residents % growth	6%	--	7%	--

Community expenses (2)	$142,113	$137,930	$423,494	$397,994
Community expenses (2) as a % of net revenues from residents	76%	78%	77%	77%
Community expenses (2) % growth	3%	--	6%	--

(1)	Excludes data for discontinued operations.
(2)	Community expenses equals wages and benefits and other operating expenses as shown on our consolidated statement of income.

Supplemental Information, page 4 of 6

FIVE STAR QUALITY CARE, INC.
SAME STORE COMMUNITY OPERATING DATA (1)
(dollars in thousands, except average daily rate)

	Three months ended September 30, (2)		Nine months ended September 30, (3)
	2006	2005	2006	2005

No. of communities (end of period)	151	151	144	144
No. of living units (end of period)	16,810	16,810	16,128	16,128

Occupancy	91%	91%	91%	91%
Average daily rate (ADR)	$132	$127	$134	$128
ADR % growth	4%	--	5%	--

Percent breakdown of net revenues from residents:
Medicare	15%	14%	16%	16%
Medicaid	19%	19%	20%	20%
Private	66%	67%	64%	64%
Total	100%	100%	100%	100%

Net revenues from residents	$185,953	$177,342	$536,927	$510,922
Net revenues from residents % growth	5%	--	5%	--

Community expenses (4)	$141,135	$137,930	$410,204	$392,623
Community expenses (4) as a % of net revenues from residents	76%	78%	76%	77%
Community expenses (4) % growth	2%	--	4%	--

(1)	Excludes data for discontinued operations.
(2)	Communities that we operated continuously since July 1, 2005.
(3)	Communities that we operated continuously since January 1, 2005.
(4)	Community expenses equals wages and benefits and other operating expenses.

Supplemental Information, page 5 of 6

FIVE STAR QUALITY CARE, INC.
OTHER OPERATING DATA (1)
(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
No. of Communities (2) (end of period):
Assisted living & independent living communities	107	102	107	102
Skilled nursing communities	49	49	49	49
Total no. of communities	156	151	156	151

No. of living units (end of period):
Assisted living & independent living units	11,691	10,968	11,691	10,968
Skilled nursing units (3)	5,902	5,842	5,902	5,842
Total no. of living units	17,593	16,810	17,593	16,810

Net revenues from residents
Assisted living & independent living communities	$125,487	$118,631	$371,010	$343,954
Skilled nursing communities	61,281	58,676	180,395	173,585
Other (4)	807	35	1,568	599
Total net revenues from residents	$187,575	$177,342	$552,973	$518,138

(1) Excludes data for discontinued operations.

(2) Communities are categorized by the type of living units which constitute a majority (or plurality) of the total living units at the community.

(3) Includes 1,630 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

(4) Other net revenues from residents relates primarily to rehabilitation and other specialty service revenues.

Supplemental Information, page 6 of 6

Reconciliation of Income from Continuing Operations excluding Termination Charges, Asset Impairment and Certain Insurance Charges Related to Prior Periods to Loss from Continuing Operations for the three months ended September 30, 2005 (dollars in thousands, except per share data):

	Three months ended September 30, 2005
	Amount	Per Share
Income from continuing operations excluding termination charges, asset impairment and insurance charges related to prior periods (1)	$2,545	$0.17
Termination expense for certain Sunrise management agreements	(81,536)
Impairment of assets	(2,333)
Insurance charges related to prior periods	(2,120)

Loss from continuing operations	$(83,444)	$(5.58)

(1)
We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the three months ended September 30, 2005. This information should not be considered as an alternative to income (loss) from continuing operations or income (loss) from continuing operations per share or any other operating or performance measure prescribed by accounting principles generally accepted in the United States of America.

_____________________________________________________________________________________________________

Reconciliation of Income from Continuing Operations excluding Termination Charges, Asset Impairment and Certain Insurance Charges Related to Prior Periods to Loss from Continuing Operations for the nine months ended September 30, 2006 and 2005 (dollars in thousands, except per share data):

	For the nine months ended September 30, 2006		For the nine months ended September 30, 2005
	Amount	Per Share (3)	Amount	Per Share (3)
Income from continuing operations excluding termination charges, asset impairment and insurance charges related to prior periods (2)	$12,382	$0.45	$7,031	$0.53

Termination expense for certain Sunrise management agreements	(89,833)		(81,536)

Impairment of assets	-		(2,333)

Insurance charges related to prior periods	-		(2,120)

Loss from continuing operations	$(77,451)	$(2.81)	$(78,958)	$(6.01)

(2)
We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the nine months ended September 30, 2006 and 2005. This information should not be considered as an alternative to income (loss) from continuing operations or income (loss) from continuing operations per share or any other operating or performance measure prescribed by accounting principles generally accepted in the United States of America.

(3)	In April 2006, we issued 11,500,000 of our common shares in a public offering. The decrease in the per share amount is significantly impacted by the dilution resulting from such issuance.